                                                                       EXHIBIT T
                                                                       ---------


                                PROMISSORY NOTE
                                      WITH
                             AMORTIZATION SCHEDULE



$1,000,000.00                                                    Cleveland, Ohio
                                                                  April 22, 2002



                  FOR VALUE RECEIVED, the undersigned, ELMWOOD PARTNERS II, an Ohio general partnership (the "Maker"), promises to pay to the order of THE KINDT-COLLINS COMPANY, a Delaware corporation (hereinafter with its assignees referred to as the "Payee"), the principal sum of One Million Dollars ($1,000,000.00), together with the interest on the unpaid principal balance at the nominal annual rate of 5.54% per annum.

                  The principal amount of this Note shall be payable in semi-annual installments together with interest accrued on the outstanding principal balance on each June 30 and December 31 as provided in the Amortization Schedule attached hereto until the principal amount and interest have been paid in full.

                  The Maker shall have the right to prepay all or any part of the principal sum of this Note, without penalty, at any time or times together with interest accrued on the prepaid principal amount to the date of such prepayment.

                  All payments of principal and interest shall be made at such place as the Payee shall designate in writing to the Maker from time to time.

                   In the event the Maker shall (1) fail to make any payment of principal and/or interest due hereunder on the date or dates of payment called for hereunder, and such non-payment shall not have been made within fifteen (15) days: (2) be subject to the entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker a bankrupt or insolvent, which decree or order shall continue undischarged or unstayed for a period of thirty
(30) days; (3) be subject to the institution of proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a bankruptcy proceeding against it, or file a petition or answer or consent seeking reorganization under federal bankruptcy laws or any other similar applicable state law, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due (each constituting an "event of default"), then the Payee may declare the entire remaining indebtedness owing hereunder, including accrued interest, to become immediately due and payable by notice in writing given to the Maker, which notice shall be effective upon receipt by the Maker.

         By accepting this Note the Payee represents, warrants and agrees that it is acquiring this Note for investment purposes and not with a view to the distribution of any portion thereof.

         WITNESS the due execution hereof, as of the day and year first written above.


                                         ELMWOOD PARTNERS II



                                         By:
                                            ----------------------------------
                                             Jon A. Lindseth, Managing Partner

ELMWOOD PARTNERS II                 Payment of Note Interest

Compound Period   Semiannual

Nominal Annual Rate        5.5400%
Periodic Rate              2.7700%
Daily Rate                 0.0152%

CASH FLOW DATA

------------------------------------------------------------------------------------------------------------
   EVENT         START DATE         AMOUNT            NUMBER           PERIOD              END DATE
------------------------------------------------------------------------------------------------------------
  Loan           04/22/2002       1,000,000.00              1
  Loan                                      --              2
  Payment        06/30/2003          50,000.00             20        Semiannual           12/31/2012

AMORTIZATION SCHEDULE -- NORMAL AMORTIZATION
                   4/22/02           PAYMENT          INTEREST          PRINCIPAL           BALANCE
------------------------------------------------------------------------------------------------------------
Loan              04/22/2002                                                              1,000,000.00
Loan                                                                                                --
2002 Totals                                --                --                           1,000,000.00

   1              06/30/2002        10,488.00         10,488.00                           1,000,000.00
   2              12/31/2002        27,700.00         27,700.00                           1,000,000.00
2002 Totals

   3              06/30/2003        77,700.00         27,700.00         50,000.00           950,000.00
   4              12/31/2003        76,315.00         26,315.00         50,000.00           900,000.00
2003 Totals

   5              06/30/2004        74,930.00         24,930.00         50,000.00           850,000.00
   6              12/31/2004        73,545.00         23,545.00         50,000.00           800,000.00
2004 Totals

   7              06/30/2005        72,160.00         22,160.00         50,000.00           750,000.00
   8              12/31/2005        70,775.00         20,775.00         50,000.00           700,000.00
2005 Totals

   9              06/30/2006        69,390.00         19,390.00         50,000.00           650,000.00
  10              12/31/2006        68,005.00         18,005.00         50,000.00           600,000.00
2006 Totals

  11              06/30/2007        66,620.00         16,620.00         50,000.00           550,000.00
  12              12/31/2007        65,235.00         15,235.00         50,000.00           500,000.00
2007 Totals

  13              06/30/2008        63,850.00         13,850.00         50,000.00           450,000.00
  14              12/31/2008        62,465.00         12,465.00         50,000.00           400,000.00
2008 Totals

  15              06/30/2009        61,080.00         11,080.00         50,000.00           350,000.00

ELMWOOD PARTNERS II              Payment of Note Interest

Compound Period            Semiannual

Nominal Annual Rate          5.5400%
Periodic Rate                2.7700%
Daily Rate                   0.0152%


CASH FLOW DATA

----------------------------------------------------------------------------------------------------------------------------------
EVENT                 START DATE                  AMOUNT              NUMBER                PERIOD                 END DATE
----------------------------------------------------------------------------------------------------------------------------------
Loan                  04/22/2002               1,000,000.00                  1
Loan                                                     --                  2
Payment               06/30/2003                  50,000.00                  20             Semiannual           12/31/2012


AMORTIZATION SCHEDULE - NORMAL AMORTIZATION
16                    12/31/2009                  59,695.00           9,695.00              50,000.00            300,000.00
2009 Totals

17                    06/30/2010                  58,310.00           8,310.00              50,000.00            250,000.00
18                    12/31/2010                  56,925.00           6,925.00              50,000.00            200,000.00
2010 Totals

19                    06/30/2011                  55,540.00           5,540.00              50,000.00            150,000.00
20                    12/31/2011                  54,155.00           4,155.00              50,000.00            100,000.00
2011 Totals

21                    06/30/2012                  52,770.00           2,770.00              50,000.00             50,000.00
22                    12/31/2012                  51,385.00           1,385.00              50,000.00

                                               1,329,038.00         329,038.00           1,000,000.00


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